UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 30, 2009

SCIENTIFIC GAMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

0-13063

(Commission File Number)

Delaware	81-0422894
(State or other Jurisdiction	(IRS Employer
of Incorporation)	Identification Number)

750 Lexington Avenue, New York, New York 10022

(Address of Principal Executive Offices)

(Zip Code)

(212) 754-2233

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.                                          Entry into a Material Definitive Agreement.

On September 30, 2009, Scientific Games Corporation (the “Company”) and its wholly owned subsidiary, Scientific Games International, Inc. (“SGI”), entered into a second amendment (the “Amendment”) to the credit agreement, dated as of June 9, 2008 and amended as of March 27, 2009 (the “Credit Agreement”), among SGI, as borrower, the Company, as guarantor, the several lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (as so amended, the “Credit Agreement”).

The primary purpose of the Amendment is to facilitate our ability to participate in the recently announced competitive tender process for a license to sell instant lottery tickets under the Gratta e Vinci lottery in Italy.  The license, which will be issued in exchange for an upfront fee, will have a term of nine years (subject to a performance evaluation of the license holder during the fifth year and a potential extension for an additional nine years).  The license would commence following the termination of the current license held by Consorzio Lotterie Nazionali (“CLN”), a consortium in which SGI participates as a 20% equity owner.  SGI also has a contract with CLN under which SGI supplies instant lottery tickets, game development services, marketing support, the instant ticket management system and systems support.

The competitive tender process contemplates the granting of up to four licenses.  In addition to the upfront fee mentioned above, the tender process contemplates certain other terms and conditions, including bonding requirements and a reduction in the commission rate from approximately 12.1% to 11.9%.  In anticipation of the tender process, we have entered into a memorandum of understanding with the other members of CLN to participate in the tender process together.  There can be no assurance that CLN (or a similar vehicle) will be awarded a license to continue to operate the instant ticket lottery following the termination of its current license or whether other operators will also be awarded a license.  In addition, there can be no assurance that we will continue to supply instant lottery tickets and other services to CLN (or a similar vehicle) under any future arrangements.

The Amendment provides that certain payments, costs and obligations  made or incurred by any of the Company or its subsidiaries, whether directly or indirectly, in connection with any award of a license to operate the instant ticket lottery, including any up-front fee required under the tender process (collectively, the “Italian Concession Obligations”), will be permitted, subject to certain limitations, under the Credit Agreement covenant restricting “Investments” (to the extent such Italian Concession Obligations are deemed to be “Investments” under the Credit Agreement).  Certain “Guarantee Obligations” incurred by any of the Company or its subsidiaries in respect of certain Italian Concession Obligations will be permitted under the Credit Agreement covenant restricting “Indebtedness.”  In addition, the Amendment provides that certain Italian Concession Obligations paid or incurred in an applicable period will be added back to “Consolidated EBITDA” to the extent such Italian Concession Obligations are treated as an expense in the period paid or incurred.

The Amendment provides further that, in lieu of any required prepayment of term loans under the Credit Agreement, the net cash proceeds from any “Asset Sale” or “Recovery Event” may, during the 12-month reinvestment period, be applied to make or incur any “Investment” to fund or satisfy any Italian Concession Obligations not yet made or satisfied (or, under certain circumstances, may be deemed to apply to any “Investment” that is made or incurred to fund or satisfy Italian Concession Obligations already funded or satisfied).

In addition, pursuant to the Amendment, we will be required to maintain the following revised financial ratios during the following relevant periods:

•                  a “Consolidated Leverage Ratio” as at the last day of each fiscal quarter no more than the ratio set forth below with respect to such fiscal quarter or with respect to the period during which such fiscal quarter ends:

•                  4.25 to 1.00 (fiscal quarter ended June 30, 2008 through September 30, 2009);

•                  4.75 to 1.00 (fiscal quarter ended December 31, 2009 through December 31, 2010);

•                  4.50 to 1.00 (fiscal quarter ended March 31, 2011 through December 31, 2011);

•                  4.25 to 1.00 (fiscal quarter ended March 31, 2012 through September 30, 2012); and

•                  4.00 to 1.00 (fiscal quarter ending December 31, 2012 and thereafter);

•                  a “Consolidated Senior Debt Ratio” as at the last day of each fiscal quarter no more than the ratio set forth below with respect to such fiscal quarter or with respect to the period during which such fiscal quarter ends:

•                  2.50 to 1.00 (fiscal quarter ended June 30, 2008 through September 30, 2009);

•                  2.75 to 1.00 (fiscal quarter ended December 31, 2009 through December 31, 2010); and

•                  2.50 to 1.00 (fiscal quarter ended March 31, 2011 and thereafter);

•                  a “Consolidated Interest Coverage Ratio” for any period of four consecutive fiscal quarters of not less than the ratio set forth below with respect to such period or with respect to the period during which such four consecutive fiscal quarters ends:

•                  3.50 to 1.00 (four consecutive fiscal quarters ending on or prior to September 30, 2009); and

•                  3.00 to 1.00 (four consecutive fiscal quarters ending December 31, 2009 and thereafter).

Pursuant to the Amendment, certain additional dispositions will be permitted under the Credit Agreement covenant restricting “Dispositions,” including, subject to certain limitations, dispositions pursuant to certain permitted investments such as permitted investments in “Non-Guarantor Subsidiaries,” joint ventures and “Permitted Acquisitions.”

The interest rates set forth in the pricing grid in the Credit Agreement will be unchanged, except that, pursuant to the Amendment, an interest rate level will be added to the top of the grid such that, if the “Consolidated Leverage Ratio” as of the most recent determination date is equal to or greater than 4.25 to 1 (and, in any event, for the six-month period  immediately following the effective date of the Amendment), the interest rate will be 3.25% above LIBOR for eurocurrency loans, and 2.25% above the higher of (i) the prime rate or (ii) the Federal Funds Effective Rate plus 0.50% for base rate loans.

The Amendment also provides that the “Commitment Fee Rate” payable in respect of the available revolving credit facility commitments under the Credit Agreement will be (i) 0.50% per annum if the “Consolidated Leverage Ratio” as of the most recent determination date is less than 4.25 to 1.00 or (ii) 0.75% per annum if the “Consolidated Leverage Ratio” as of the most recent determination date is greater than or equal to 4.25 to 1.00 (and, in any event, for the six-month period  immediately following the effective date of the Amendment).

In connection with the Amendment, SGI agreed to pay an aggregate of approximately $2.8 million in fees to consenting lenders and the administrative agent.

The foregoing does not constitute a complete summary of the terms of the Amendment, which is attached hereto as Exhibit 10.1.  The description of the terms of the Amendment is qualified in its entirety by reference to such exhibit.

Section 2 — Financial Information

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1

Second Amendment, dated as of September 30, 2009, among SGI, as borrower, the Company, as guarantor, the several lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, which amended the Credit Agreement, dated as of June 9, 2008 and amended as of March 27, 2009, among such parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

	By:	/s/ Jeffrey S. Lipkin
		Name:	Jeffrey S. Lipkin
		Title:	Vice President and Chief Financial Officer

Date: October 2, 2009

Exhibit Index

Exhibit No.	Description

10.1

Second Amendment, dated as of September 30, 2009, among SGI, as borrower, the Company, as guarantor, the several lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, which amended the Credit Agreement, dated as of June 9, 2008 and amended as of March 27, 2009, among such parties.